As filed with the Securities and Exchange Commission on March 24, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Direct General Corporation

(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	62-1564496 (IRS Employer Identification Number)

1281 Murfreesboro Road
Nashville, Tennessee 37217
(615) 399-0600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William C. Adair, Jr.
Chairman, Chief Executive Officer and President
Direct General Corporation
2813 Business Park Drive, Bldg. I
Memphis, Tennessee 38118
Telephone: (615) 399-0600
Facsimile: (901) 366-3875

(Name, Address, Including Zip Code, Telephone and Facsimile Numbers, Including Area Code, of Agent For Service)

Copies to:

Matthew S. Heiter, Esq.
Sylvia M. Reed, Esq.
Marla F. Adair, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
Telephone: (901) 526-2000
Facsimile: (901) 577-2303	John M. Schwolsky, Esq. Matthew M. Ricciardi, Esq. LeBoeuf, Lamb, Greene & MacRae, L.L.P. 125 West 55th Street New York, New York 10019 Telephone: (212) 424-8000 Facsimile: (212) 424-8500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-113289

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum
Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered(1)	Price Per Share	Offering Price	Registration Fee(2)

Common Stock, no par value per share	608,845 shares	$34.25	$20,852,941.25	$2,642.07

(1)	Includes shares attributable to the underwriters’ over-allotment option.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 111 under the Securities Act, the Registrant hereby certifies that at the time of filing of this Registration Statement: (i) the Registrant or its agent has instructed its bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the Registrant’s account or its agent’s account to the Commission’s account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Registration Statement; (ii) the Registrant or its agent will not revoke such instructions; and (iii) the Registrant or its agent has sufficient funds in such account to cover the amount of such filing fee. The Registrant undertakes to confirm receipt of the wire transfer instruction by the bank or wire transfer service during regular business hours on the business day following the filing of this Registration Statement.

     Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

     This Registration Statement relates to the public offering of common stock of Direct General Corporation contemplated by a Registration Statement on Form S-1 (SEC File No. 333-113289), as amended (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 23, 2004. This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 608,845 shares, including up to 79,414 additional shares that may be sold pursuant to the exercise of the Underwriters’ over-allotment option. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 23rd day of March, 2004.

DIRECT GENERAL CORPORATION (Registrant)

March 23, 2004	By:	*

Date		(Signature)
	Name:	William C. Adair, Jr.
	Title:	Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

March 23, 2004	By:	*

Date		(Signature)
	Name:	William C. Adair, Jr.
	Title:	Chairman, Chief Executive Officer and President (Principal Executive Officer)

March 23, 2004	By:	*

Date		(Signature)
	Name:	Jacqueline C. Adair
	Title:	Director, Executive Vice President and Chief Operating Officer

March 23, 2004	By:	*

Date		(Signature)
	Name:	Fred H. Medling
	Title:	Director

March 23, 2004	By:	*

Date		(Signature)
	Name:	Raymond L. Osterhout
	Title:	Director

March 23, 2004	By:	*

Date		(Signature)
	Name:	Stephen L. Rohde
	Title:	Director
March 23, 2004	By:	*

Date		(Signature)
	Name:	Barry D. Elkins
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

	*By:	/s/ Ronald F. Wilson

(Signature)
	Name:	Ronald F. Wilson Power of Attorney

EXHIBIT INDEX

Exhibit
Number	Description of Document
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to the legality of the common stock being offered.
23.1	Consent of Ernst & Young LLP
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in the opinion filed as Exhibit 5.1)
24	Power of Attorney (Included on page II-6 of the Registration Statement on Form S-1 (File No. 333-113289) filed with the Commission on March 4, 2004 and incorporated herein by reference).